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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Newell Rubbermaid Inc.:



We consent to incorporation by reference in the registration statement (No. 33-61817) on Form S-8 of Newell Rubbermaid Inc. of our report dated March 31, 1999, relating to the statements of assets available for benefits of the Rubbermaid Retirement Plan for Collectively-Bargained Associates as of December 31, 1998 and 1997, and the related statement of changes in assets available for benefits for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of Newell Rubbermaid Inc.



KPMG LLP


/s/ KPMG LLP



Cleveland, Ohio
June 23, 1999






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